Exhibit 99.(1)(U)

AMERICAN SKANDIA ADVISOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended as follows:

(1)  Article SIXTH subsection (a) of the Charter is amended in its entirety to read as follows:

(a)  The total number of shares of stock of all classes and series which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares of capital stock (par value $.001 per share), amounting in aggregate par value to five million, five hundred thousand ($5,500,000).  All of the authorized shares of capital stock of the Corporation are initially classified as “Common Stock” of which one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF PBHG Small-Cap Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Gabelli Small-Cap Value Fund,” three hundred million (300,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Goldman Sachs Concentrated Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF INVESCO Capital Income Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF American Century Strategic Balanced Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Federated High Yield Bond Fund,” two hundred and fifty million (250,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF PIMCO Total Return Bond Fund,” one billion, eight hundred million (1,800,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Money Market Fund,” one hundred fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF William Blair International Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Alliance Growth and Income Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Neuberger Berman Mid-Cap Value Fund,” three hundred million (300,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Marsico Capital Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF MFS Growth with Income Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Sanford Bernstein Managed Index 500 Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Strong International Equity Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common

Stock designated the “ASAF DeAM Small-Cap Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Goldman Sachs Mid-Cap Growth Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF INVESCO Technology Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF ProFund Managed OTC Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF INVESCO Health Sciences Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF T. Rowe Price Tax Managed Fund,” one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF Sanford Bernstein Core Value Fund,” and one hundred and fifty million (150,000,000) shares are further initially classified as a series of Common Stock designated the “ASAF DeAM Large-Cap Growth Fund.”  The ASAF PBHG Small-Cap Growth Fund, the ASAF Gabelli Small-Cap Value Fund, the ASAF Goldman Sachs Concentrated Growth Fund, the ASAF INVESCO Capital Income Fund, the ASAF American Century Strategic Balanced Fund, the ASAF Federated High Yield Bond Fund, the ASAF PIMCO Total Return Bond Fund, the ASAF Money Market Fund, the ASAF William Blair International Growth Fund, the ASAF Alliance Growth and Income Fund, the ASAF Neuberger Berman Mid-Cap Value Fund, the ASAF Marsico Capital Growth Fund, the ASAF MFS Growth with Income Fund, the ASAF Sanford Bernstein Managed Index 500 Fund, the ASAF Strong International Equity Fund, the ASAF DeAM Small-Cap Growth Fund, the ASAF Goldman Sachs Mid-Cap Growth Fund, the ASAF INVESCO Technology Fund, the ASAF ProFund Managed OTC Fund, the ASAF INVESCO Health Sciences Fund, the ASAF T. Rowe Price Tax Managed Fund, the ASAF Sanford Bernstein Core Value Fund, the ASAF DeAM Large-Cap Growth Fund, and any other series of Common Stock which is preferred over all other series in respect of the assets belonging to that series as hereinafter provided are referred to individually as a “Fund” and collectively as the “Funds.”  Each Fund shall initially have five classes of shares, designated Class A, Class B, Class C, Class X Shares and New Class X Shares.  The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one fifth of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class X and New Class X shares of any Fund shall not exceed the authorized number of shares of the Fund.  The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

SECOND:  (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which shares are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund):

150,000,000 shares	ASAF PBHG Small-Cap Growth Fund

150,000,000 shares	ASAF Gabelli Small-Cap Value Fund

300,000,000 shares	ASAF Goldman Sachs Concentrated Growth Fund

150,000,000 shares	ASAF INVESCO Capital Income Fund

150,000,000 shares	ASAF American Century Strategic Balanced Fund

150,000,000 shares	ASAF Federated High Yield Bond Fund

250,000,000 shares	ASAF PIMCO Total Return Bond Fund

1,800,000,000 shares	ASAF Money Market Fund

150,000,000 shares	ASAF William Blair International Growth Fund

150,000,000 shares	ASAF Alliance Growth and Income Fund

150,000,000 shares	ASAF Neuberger Berman Mid-Cap Value Fund

300,000,000 shares	ASAF Marsico Capital Growth Fund

150,000,000 shares	ASAF MFS Growth with Income Fund

150,000,000 shares	ASAF Sanford Bernstein Managed Index 500 Fund

150,000,000 shares	ASAF Strong International Equity Fund

150,000,000 shares	ASAF DeAM Small-Cap Growth Fund

150,000,000 shares	ASAF Goldman Sachs Mid-Cap Growth Fund

150,000,000 shares	ASAF INVESCO Technology Fund

150,000,000 shares	ASAF ProFund Managed OTC Fund

150,000,000 shares	ASAF INVESCO Health Sciences Fund

150,000,000 shares	ASAF T. Rowe Price Tax Managed Fund

150,000,000 shares	ASAF Sanford Bernstein Core Value Fund

150,000,000 shares	ASAF DeAM Large-Cap Growth Fund

(b)  As amended the total number of shares of stock of all classes which the Corporation authority to issue is five billion, five hundred million (5,500,000,000) shares, all of which are Common Stock (par value $.001 per share) classified into the following series (each known as a Fund).

125,000,000 shares	ASAF Founders International Small Capitalization Fund

125,000,000 shares	ASAF American Century International Growth Fund

125,000,000 shares	ASAF PBHG Small-Cap Growth Fund

125,000,000 shares	ASAF Gabelli Small-Cap Value Fund

325,000,000 shares	ASAF Janus Capital Growth Fund

125,000,000 shares	ASAF INVESCO Equity Income Fund

125,000,000 shares	ASAF American Century Strategic Balanced Fund

125,000,000 shares	ASAF Federated High Yield Bond Fund

125,000,000 shares	ASAF PIMCO Total Return Bond Fund

1,500,000,000 shares	ASAF Money Market Fund

100,000,000 shares	ASAF Janus Overseas Growth Fund

125,000,000 shares	ASAF Alliance Growth Fund

125,000,000 shares	ASAF Alliance Growth and Income Fund

125,000,000 shares	ASAF Neuberger Berman Mid-Cap Growth Fund

125,000,000 shares	ASAF Neuberger Berman Mid-Cap Value Fund

200,000,000 shares	ASAF Marsico Capital Growth Fund

125,000,000 shares	ASAF MFS Growth with Income Fund

125,000,000 shares	ASAF Sanford Bernstein Managed Index 500 Fund

125,000,000 shares	ASAF Strong International Equity Fund

125,000,000 shares	ASAF DeAM Small-Cap Growth Fund

125,000,000 shares	ASAF Janus Mid-Cap Growth Fund

125,000,000 shares	ASAF Alger All-Cap Growth Fund

125,000,000 shares	ASAF INVESCO Technology Fund

125,000,000 shares	ASAF ProFund Managed OTC Fund

125,000,000 shares	ASAF Gabelli All-Cap Value Fund

125,000,000 shares	ASAF INVESCO Health Sciences Fund

125,000,000 shares	ASAF T. Rowe Price Tax Managed Fund

125,000,000 shares	ASAF Alliance/Bernstein Growth + Value Fund

125,000,000 shares	ASAF Sanford Bernstein Core Value Fund

125,000,000 shares	ASAF DeAM Large-Cap Growth Fund

125,000,000 shares	ASAF DeAM Large-Cap Value Fund

(c)  The aggregate par value of all shares having a par value is $5,500,000 before the amendment and is not changed by the amendment.

(d)  The shares of stock of the Corporation are divided into classes and series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are not changed by this amendment.

THIRD:  The Corporation is a registered open-end company under the Investment Company Act of 1940, as amended.  Pursuant to Article 2-208.1 of the Corporation and Associations Article Title of the Annotated Code of Maryland, the foregoing Articles Supplementary of the Corporation (which Articles Supplementary represents only a reclassification of authorized shares of capital stock of the Corporation) has been approved by the Board of Directors of the Corporation.

FOURTH:  These Articles Supplementary shall become effective upon filing.

IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Secretary and witnessed by its Assistant Secretary on January 27, 2004.

WITNESS:	AMERICAN SKANDIA ADVISOR
FUNDS, INC.

/s/ Edward P. Macdonald	By:	/s/ Richard H. Kirk
Edward P. Macdonald		Richard H. Kirk
Assistant Secretary		Assistant Secretary

THE UNDERSIGNED, Vice President of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Richard H. Kirk
Richard H. Kirk
Assistant Secretary